EXHIBIT 10.24

BUSINESS CONSULTING SERVICES AGREEMENT

This Business Consulting Services Agreement (the “Agreement”) is entered into effective as of May 29, 2014 (the “Effective Date”) by and between Aspen Group, Inc., a Delaware corporation (the “Company”) and AEK Consulting LLC, a New Jersey limited liability company (the “Consultant”). Each of the Company and the Consultant are hereinafter a “Party” and collectively the “Parties.”

WHEREAS, the Company desires to retain the services of the Consultant and the Consultant is desirous and willing to accept such service arrangement and render such services, all upon and subject to the terms and conditions contained in this Agreement,

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Consultant agree as follows:

1.

Engagement.  The Company hereby engages and retains the Consultant and the Consultant hereby agrees to render services upon the terms and conditions hereinafter set forth.

2.

Term.  This Agreement shall be for a term commencing on the Effective Date and terminating 18 months after the Effective Date (the “Term”), unless sooner terminated in accordance with the provisions of Section 6.

3.

Services.  During the Term, the Consultant shall act as a strategic advisor providing educational, business and financial advice services to the Company (the “Services”). Without limiting the foregoing, the Services shall include the following:

(a)

negotiating with institutional lenders and others to effect a recapitalization of the Company;

(b)

negotiating with Hillair Capital Investments L.P. to modify, on terms more favorable to the Company, the Company’s $2,240,000 Original Issue Discount Secured Convertible Debenture, dated as of September 25, 2013 (the “Hillair Debenture”);

(c)

advice relating to expanding Aspen University’s curricular offerings and promoting its business.

The Consultant shall devote up to 20 hours per month. The Consultant shall use its best efforts to perform the Services pursuant to this Agreement competently, carefully, faithfully and shall devote sufficient time and energies necessary to perform the Services.  The Consultant’s Services shall be performed on a non-exclusive basis, but may not be performed during the Term, whether directly or indirectly, for any direct competitor of the Company or its subsidiary.  For the avoidance of doubt, a direct competitor shall be deemed to be any online university or Internet-based postsecondary education company or the providing of any services to a college or university relating to online education.

4.

Compensation/Expenses.

(a)

Cash Compensation.  In consideration for the Services to be rendered by the Consultant under this Agreement, the Company shall pay the Consultant a sum equal to $120,000 (the “Cash Compensation”).   Payment to the Consultant of the Cash Compensation shall become due upon the earlier of the occurrence of one of the following:

(i)

the Company completes its recapitalization and modifies the terms of the Hillair Debenture, which modification shall not include effecting any subordination of the Hillair Debenture; or

(ii)

the Company raises, subsequent to the Effective Date, at least $3 million of gross proceeds in a public or private equity offering.

(b)

Equity Compensation.  800,000 Restricted Stock Units (“RSUs”), vesting every three months in six equal increments (with fractions rounded up initially and then down) over an 18-month period provided that on each applicable vesting date (x) Andrew Kaplan continues to serve as a director of the Company and (y) either of the two provisions in Section 4(a) shall have occurred.  Provided further that if on an applicable vesting date clause (x) has not been met but clause (y) is met within the 18 month term, the earlier three month service provisions shall be deemed to have been met.  Provided, however, that in lieu of the quarterly vesting, all RSUs shall vest earlier if the threshold in Section 4(b)(iii) is met. Provided, however, if there is a Change of Control of the Company as defined by the 2012 Equity Incentive Plan, all RSUs shall immediately vest.  The RSUs shall be delivered on the earlier of (i) November 30, 2015, (ii) a Change of Control of the Company, or (iii) if the average closing price of the Company’s Common Stock is at least $0.50 over a 10 trading day period (subject to adjustment for stock splits, combinations and similar events).

(c)

Expenses.  In addition to any compensation received under this Section 4, the Company shall reimburse the Consultant for all reasonable travel, lodging, meals, and other prior approved out-of-pocket expenses incurred or paid by the Consultant in connection with the performance of its Services under this Agreement; provided, however, any such expenses over $250 shall be approved by the Company in writing in advance.  All other expenditures shall be the sole responsibility of the Consultant.

5.

Independent Contractor Relationship; Appointment to Board of Directors.

(a)

The Consultant acknowledges that it is an independent contractor and that no employee of the Consultant shall be considered an employee of the Company. The Consultant acknowledges that it is not the legal representative or agent of the Company, nor does it have the power to obligate the Company, for any purpose other than specifically provided in this Agreement.

(b)

The Company shall carry no worker’s compensation insurance or any health or accident insurance to cover the Consultant or its employees. The Company shall not pay contributions to social security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits, which might be expected in an employer-employee relationship.  Neither the Consultant nor its employees shall be entitled to medical coverage, life insurance or to participation in any current or future Company pension plan. Notwithstanding the foregoing, Andrew Kaplan, while serving on the Company’s Board of Directors, shall be eligible for any and all benefits provided by the Company to its directors.

(c)

The Company shall issue the Consultant a Form 1099 for all payments made hereunder.  All taxes, withholding and the like on any and all amounts paid under this Agreement shall be the Consultant’s responsibility. The Consultant agrees that it shall indemnify and hold the Company, its affiliates, and agents, harmless from and against any judgments, fines, costs, or fees associated with such payments hereunder.

(d)

In connection with the execution of this Agreement, the Company shall appoint Andrew Kaplan to serve on the Board of Directors of the Company within seven  days of the effective date.

6.

Termination.

(a)

In the event of a material default under this Agreement by either party, the other party may terminate this Agreement if such default is not cured within 10 days following delivery of written notice specifying and detailing the default complained of and demanding its cure.   Notwithstanding the preceding, in the event of a violation by the Consultant of Section 7, the Company may terminate this Agreement immediately upon written notice to the Consultant.

(b)

Upon termination of this Agreement, the Company shall reimburse the Consultant for any reasonable expenses previously incurred for which the Consultant had not been reimbursed prior to the effective date of termination, provided that the requirements of Section 4(c) have been satisfied.  Any and all other rights granted to the Consultant under this Agreement shall terminate as of the date of such termination.

7.

Non-Disclosure of Confidential Information.

(a)

Confidential Information.  Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statutes in New York or any future New York statute, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Company’s products and services, the Company’s budgets and strategic plans, and the identity and special needs of students, databases, data, all technology relating to the Company’s businesses, systems, methods of operation, student lists, student information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company’s employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of students and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of students who are the persons with whom the Company’s employees and agents communicate in the ordinary course of business.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or omission of the Consultant, (ii) information set forth in the written records of the Consultant prior to disclosure to the Consultant by or on behalf of the Company, which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Consultant in writing from a third party (excluding any affiliates of the Consultant) who was legally entitled to disclose the information.

(b)

Legitimate Business Interests.  The Consultant recognizes that the Company has legitimate business interests to protect and as a consequence, the Consultant agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests.  These legitimate business interests include, but are not limited to (i) trade secrets and valuable confidential business or professional information that otherwise does not qualify as trade secrets, including all Confidential Information; (ii) substantial relationships with specific prospective or existing students; (iii) student goodwill associated with the Company’s business; and (iv) specialized training relating to the Company’s business, technology, methods and procedures.

(c)

Confidentiality.  The Confidential Information shall be held by the Consultant in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Consultant’s Services to the Company.  The Consultant further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset.  The Consultant shall exercise all due and diligence precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral.  The Consultant shall not copy any Confidential Information except to the extent necessary to perform its Services hereunder nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to provide its Services and then only with the authorization of an officer of the Company.  All records, files, materials and other Confidential Information obtained by the Consultant in the course of its Services to the Company are confidential and proprietary and shall remain the exclusive property of the Company or its students, as the case may be.  The Consultant shall not, except in connection with and as required by its performance of the Services under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company.

(d)

Prior Approval.  Neither Party shall issue any public statements or press release concerning this Agreement or the Parties’ relationship without the other Party’s prior approval unless otherwise required by law.

8.

Equitable Relief.  The Company and the Consultant recognize that the Services to be rendered under this Agreement by the Consultant are special, unique and of extraordinary character, and that in the event of the breach by the Consultant of the terms and conditions of this

Agreement or if the Consultant shall cease to provide the Services to the Company for any reason and take any action in violation of Section 7, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin the Consultant from breaching the provisions of Section 7.  In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

9.

Survival.  Sections 7, 8 and 12 through 18 shall survive termination of this Agreement.

10.

Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  This Agreement may not be assigned by the Consultant without the prior written consent of the Company and any attempt to do so shall be void.

11.

Severability.

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the Parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included. If any restriction set forth in this Agreement is deemed unreasonable in scope, it is the Parties’ intent that it shall be construed in such a manner as to impose only those restrictions that are reasonable in light of the circumstances and as are necessary to assure the Company the benefits of this Agreement.

12.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight delivery, as follows:

If to the Company:

Aspen Group, Inc.

224 W. 30th Street, Suite 604

New York, NY 10001

Attention: Michael Mathews, CEO

Email: michael.mathews@aspen.edu

With a copy to:

Nason, Yeager, Gerson, White & Lioce, P.A.

1645 Palm Beach Lakes Blvd., Suite 1200

West Palm Beach, FL 33401

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

If to the Consultant:

AEK Consulting LLC

82 Druid Hill Road

Summit, NJ  07901

Email:  andy@panix.com

or to such other address as either of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual, facsimile or pdf signature.

14.

Governing Law.  All claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of New York without regard to choice of law considerations.

15.

Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by or arising under this Agreement shall be brought only in the state or federal courts of New York and venue shall be in New York County or the Southern District of New York.  The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

16.

Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements between the Parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or Parties against whom enforcement or the change, waiver discharge or termination is sought.

17.

Additional Documents.  The Parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the Parties hereunder.

18.

Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date written above.

COMPANY:

ASPEN GROUP, INC.

	By:	/s/ Michael Mathews
(Print)		Michael Mathews, CEO

CONSULTANT:

AEK CONSULTING LLC

	By:	/s/ Andrew Kaplan
(Print)		Andrew Kaplan